AGREEMENT
                                     BETWEEN
               THE SEAFARERS INTERNATIONAL UNION OF NORTH AMERICA,
                ATLANTIC, GULF, LAKES AND INLAND WATERS DISTRICT,
                                     AFL-CIO

                                       AND

               NEW YORK CROSS HARBOR RAILROAD TERMINAL CORPORATION

         THIS AGREEMENT entered into on the 1st day of August 2001, effective as of the 1st day of August, 2001, by and between the SEAFARERS INTERNATIONAL UNION OF NORTH AMERICA, ATLANTIC, GULF, LAKES AND INLAND WATERS DISTRICT, AFL-CIO, hereinafter referred to as the Union, and its successors and assigns, and NEW YORK CROSS HARBOR RAILROAD TERMINAL CORPORATION hereinafter called the Employer, and its successors, and assigns, shall remain in effect until midnight of the 31st day of July, 2005. Thereafter, it shall continue in effect for one year, and so on, from one year to the next, unless either party shall give the other party written notice, sixty (60) days prior to the expiration of any term, of its intention to modify or terminate this Agreement.


                                    ARTICLE 1
                                   EMPLOYMENT

Section 1.  Recognition

          The Employer agrees to recognize the Union as the exclusive bargaining representative of all Engineers, Conductors, Utility men, Brakemen, Maintenance of Way, Mechanics, and Assistant Mechanics covered by this Agreement, (hereinafter referred to Employees) employed in the Terminal owned or operated by the Employer when the employees of such Terminals or facilities are employees of and are on the payroll of the Employer.

         The term "employee" as used in this Agreement, shall be limited to the "collective bargaining unit", and shall not include office and clerical employees, professional employees, sales and service employees, Administrative and Managerial personnel as defined by the Fair Labor Standards Act, contractors, confidential employees and supervisors having the authority, in the interest of the Company, to hire, transfer, suspend, layoff, recall, promote, discharge, assign, reward, or discipline other employees, or responsibility to direct them, or to adjust the grievances, or effectively to recommend such action and all other employees but laboratory employees."

Section 2.  Union Furnishing Employees

         A. The Union agrees to furnish the Employer with capable, competent and physically fit persons when and where required to fill such vacancies necessitating the employment of employees covered hereunder.

         B. To assure maximum harmonious relations, and in order to obtain the best-qualified employees with the least risk of a delay in the scheduled departure of any vessel covered by this Agreement, the Employer agrees to secure all its personnel from the Union. The Employer is required to give the Union twenty-four (24) hours notice in order for the Union to have sufficient time to comply with the above. If, for any reason, the Union does not furnish the Employer with capable, competent and physically fit persons when and where required to fill such vacancies covered by the Agreement, the Employer may obtain employees from any available source, in which case the Union shall be notified in writing, within three (3) days of such hiring.

Section 3.  Union Security

         A. Subject to the provisions of the Labor Management Relations Act, 1947, as amended, all present employees who are members of the Union on the effective date of this Agreement, or who become members during the term of the Agreement, shall remain members of the Union in good standing as a condition of employment or pay the required agency fee. Furthermore, all new employees shall be obligated to become and remain members of the Union as a condition of employment or pay the required agency fee. Employees who are not members of the Union shall within thirty (30) days of the effective date of this Agreement either become members in good standing or shall pay to the Union, as an agency fee, an amount equal to Union dues as a condition of employment.

         The failure of any person to become and remain a member of the Union at the required time or to pay the agency fee shall obligate the Employer, upon notice of the Union, to such effect and to further effect that Union membership was available to such person on the same terms and conditions generally available to other members, to forthwith discharge such person. Further, the failure of any person to maintain his Union membership in good standing as required herein, (except as otherwise required or permitted by law) or to continue to pay the agency fee shall, upon notice to the Employer by the Union, obligate the Employer to discharge such person. Nothing in this paragraph requires the Employer to discipline or discharge an employee if so doing could be a violation of Federal, State, or local laws.

         B. Notwithstanding anything to the contrary, therein, paragraph A above shall not be applicable if all or any part thereof shall be in conflict with applicable state or federal law, provided, however, that if all or any part of paragraph A becomes permissible by virtue of a change in applicable law, whether by legislation or judicial action, the provisions of paragraph A held valid shall immediately apply.

           C. There shall be no individual contract between the Employer and any of its employees covered by this agreement.


Section 4.  Employer Rejection of Employees

          A. The Union agrees that the Employer has the right to reject, by written notation, any applicant for employment who, in the opinion of the Employer is not satisfactory. Any such employee shall be considered probationary for a period of sixty (60) days during which time the Employer in its discretion may discharge him. After such sixty (60) day period, if the Union considers the discharge of any employee as being without reasonable cause, such action by the Employer shall be dealt with under the grievance procedure as provided for herein.

Section 5.  Equal Opportunity

                   During the term of this Agreement neither party shall discriminate against any employee or applicant for employment because of race, color, sex, age, religion, national origin or Union membership. This non-discrimination policy shall include, but not be limited to, the following: employment, promotion, transfer, layoff, demotion, termination, rates of pay, and forms of compensation.


Section 6.  Personnel Covered

          The parties hereto agree that the appropriate unit, for representation purposes, is the employees employed at the Employer's terminals and facilities.


Section 7.  Indemnification

         Any provision of this Agreement which are, or hereafter may be, in conflict with the provisions of any laws or lawful governmental regulations are, and shall be, modified or suspended but only to the extent and for the period during which such conflict may exist.


Section  8.  Gender

         It is agreed that for purposes of construction of this Agreement, whenever the masculine gender is used, it shall include the feminine gender.


                                    ARTICLE 2
                                MANAGEMENT RIGHTS


         Section 1. The Company and the Union mutually agree that the management of the Plant and the direction and promotion of the working force, including the right to hire, suspend or discharge for proper cause or transfer, and the right to relieve employees from duty because of lack of work, or for legitimate reasons, is vested exclusively in the Company, provided, however, that this right will not be used for purposes of discrimination against any employee for legitimate Union activities.

         Section 2. In the interests of progress and development of the business of the Company, nothing in this Agreement shall be construed as taking away from the Company its unrestricted right to regulate the method of production or the kind of machinery, apparatus and equipment used, provided that upon the introduction of any new machines or processes, the Union shall have the right to negotiate with the Company, prior to such introduction, on wage rates, job duties and responsibilities for the jobs in question and any impact it will have on any employee within the bargaining unit. If an agreement cannot be reached, the subject may be submitted to arbitration.

                                    ARTICLE 3
                      GRIEVANCE AND ARBITRATION PROCEDURES


          A. All complaints, disputes or grievances arising between the parties hereto relating to or in connection with or involving questions of interpretation or application of any clause of this Agreement or any acts, conduct or relations between the parties, directly or indirectly, shall be processed pursuant to this Article. Except as otherwise provided, the Union and the Employer agree that there shall be no strike or lockout or work stoppage without having first utilized all procedures set forth herein.


                                     STEP 1

         Complaints, disputes or grievances shall be taken up by the delegates of the employees or by the union with the designated representatives of the Employer within five (5) days after the union has a reasonable opportunity to learn of the existence of a complaint, dispute or grievance. The party against whom the complaint has been filed shall have seventy-two (72) hours to provide its answer to the complaint, dispute or grievance.

                                     STEP 2

         If the parties are unable to settle the dispute within thirty (30) days after the answer of the party complained against, the grieving party shall notify the other party, in writing, of his desire to submit the matter to arbitration.

                                     STEP 3

         After being notified of a desire to arbitrate, the parties shall attempt to name one impartial arbitrator. In the event the Employer and the Union are unable to agree upon an impartial arbitrator within five (5) days thereafter, either party may request the American Arbitration Association to submit a list of five (5) names from which the parties shall each strike two (2) names alternatively, and the person remaining shall then serve as the arbitrator. The parties shall determine which strikes the first name by lot and of the times provided above may be extended by mutual Agreement. The expenses of the arbitrator shall be shared equally by the parties. The arbitration shall be governed by the Voluntary Rules of Labor Arbitration of the American Arbitration Association and shall take place at a location to be agreed upon by the parties. If the parties are unable to agree, the location of the place, of arbitration hearing shall be decided upon by the impartial arbitrator, who shall give prime consideration to the convenience of the grievant and his witness.

         The sole function of the arbitrator shall be to interpret the express provisions of this Agreement and apply them to the facts of this complaint, dispute or grievance. In the event that a breach of this Agreement or any of the terms thereof has been found, the arbitrator may issue any and all mandatory directions, prohibitions, or orders directed to or against any party breaching this Agreement or any part thereof. The arbitrator shall have no power to change, amend, modify, add to or subtract from, or otherwise alter this Agreement.

         B. The failure of the party against whom the complaint, dispute, or grievance is lodged to meet with the complaining party; or the refusal of either side to submit to the grievance procedure at any step or the failure to comply with the decision at any step, or the final decision of the arbitrator, withdraws the benefits of this Article insofar as the refusing party is concerned, and the other party will then be permitted all economic and legal recourse, including the right to strike or the right to lockout.

         C. Any employee subject to discipline by the Employer shall be notified in writing of the charge against him or her. Such written notice shall be given to the employee at least forty-eight (48) hours after he or she has been disciplined and a copy of the notification shall be sent to the Union. Any grievance relating to a discharge shall be expedited and the matter shall be arbitrable within five (5) working days from the date of receipt of the notification of discharge.

         D.The time limits set forth in this Article may be extended if mutually agreed to by the parties in writing.

                                   ARTICLE 4
                       DUES CHECK-OFF AND INITIATION FEES


         A. The Union, an unincorporated association consisting of employees of the Employer and of other Employers, to facilitate and implement the desire of employees of the Employer to maintain their Union, their unincorporated association organization, and to assist such employees to comply with their monetary obligations to the Union, agree to the establishment and maintenance of a voluntary check-off procedure for the employees covered by this Agreement. The Union and the Employer further acknowledge that such check-off, is in accordance with the authority and direction of federal law and decisions of the NLRB regulating labor management relations such as the relationship which is the subject of this Agreement between the parties. In accordance with the provisions of Section 302 (c) (4) of the Federal Labor Management Relations Act, as amended, the Employer agrees that, upon receipt of a voluntary written authorization executed by employees covered by this Agreement, it will deduct the employees' regular initiation fees and regular dues and/or agency fee from the employees' compensation, including payments for or made during time-off periods, if any, in the amounts and at the time hereafter set forth in the written authorization, and timely remit such amounts to the Union's National Secretary-Treasurer. The Employer agrees to hold all sums deducted in trust for the Union. The authorization for the foregoing shall be the Check-off Authorization signed and dated by the employee.

         B. Dues accrued while the employee is on lay-off, leave of absence, and vacation or is sick or injured, shall be deducted upon his return to work until the employee's dues are current.

         C. The Union shall indemnify the Company and save the Company harmless from any and all manner of claims, demands, suits and actions or other forms of liability, which may arise against the Company out of or by reason of action taken or not taken by the Company, for the purpose of complying with any of the provisions of this Article.


                                    ARTICLE 5
                                    SENIORITY


         Section 1. An employee being considered for regular employment shall work on a probationary basis for the first sixty (60) calendar days of employment. During this period he shall work under the provisions of this Agreement. The Employer may extend the period by thirty (30) days to assure themselves of the employee's qualifications. During this period the employee may be discharged without further recourse provided however, that the Employer may not discharge or discipline for the purpose of evading the Agreement or discriminating and denying Union membership. The Employer shall notify the Senior Job Steward, in writing, of the commencement of any employee's probationary period. Upon completion of their probationary such employees shall be placed on the seniority poster and credited with seniority from date of the commencement of their probationary period.


         Section 2.  Seniority rights shall prevail.

         Section 3. When it becomes necessary to reduce the working force, the last employee hired shall be laid off first, and when the force is again increased, the employees are to be returned to work in the reverse order in which they were laid off.

         Section 4. A list of employees in order of their seniority shall be posted in a conspicuous place of employment. Controversies regarding seniority shall be settled by the Employer and the Union. Failing settlement by these parties, the matter shall be processed under the grievance procedure set forth in Article II of this Agreement. Any protest to the seniority list must be made, in writing, within thirty (30) days from the date of posting of the seniority list. In the event no protest is made, the seniority list as posted shall be considered correct and final.

        Section 5. Seniority shall be lost by:

         A.  Quit or discharge for just cause.

         B. In the event of a layoff, when the Employer recalls the employee they shall notify him or her by telegram or registered letter (Return Receipt Requested). The employee shall notify the Employer within seventy-two (72) hours of receipt of notification and return within seven (7) days, unless he or she has a valid excuse to verify his or her needs for an extension.

         C. Layoff  in excess of twelve (12) months.

         D. Off work due to an on-the-job injury in excess of twelve (12) months

         E. Off work due to an on-the-job injury or illness in excess of six (6) months.

         Section 6. If the Company restricts seniority, an employee will be paid the highest rate of pay that he or she is qualified for.

         A. If restricted seniority requires an employee to travel, the employee will be paid thirty (30) minutes at the straight time rate of pay for each direction and the employee will receive any out of pocket expenses for i.e., tolls and mileage re-imbursement at the federal rate.

B.            Employees must begin and end a tour of duty at the same location.
              If an employee travels to a different tie-up point, the employee will be under continuous pay and will be transported to said location. If an employee drives from one location to another he will receive re-imbursement, as outlined in Section 6, Paragraph A.



                                    ARTICLE 6
                                    STEWARDS


         The Employer recognizes the right of the Union to designate a Senior Job Steward, Job Stewards and Alternates from the Employer's seniority list the Union must notify the Employer of the names of the Stewards. The authority of the Stewards and Alternates so designated by the Union shall be limited to and not exceed the following duties:

         1. The investigation and presentation of grievances to his/her Employer or the designated Employer representative in accordance with the provisions of the Collective Bargaining Agreement.

         2. Shop Stewards and or Alternates have no authority to take strike action, or any other action interrupting the Employers business, except "as authorized by the official action of the Union. The employer recognizes these limitations upon the authority of Shop Stewards and their Alternates, and shall not hold the Union liable for any unauthorized acts. The Employer in so recognizing such limitations shall have the authority to impose proper discipline, including discharge, in the event the Shop Steward has taken unauthorized strike action, slowdowns or work stoppages in violation of the Agreement.

         3. Recognizing the duties and the responsibilities of the Shop Stewards and the importance of their communication with the Union, the Employer will insure that there is a telephone made available on the job site for this purpose.


                                    ARTICLE 7
                                  GENERAL RULES


Section 1.  No Strikes or Lockouts

         There shall be no strike, lockout or stoppage of work while the provisions of this Agreement are in effect, except as otherwise provided in this Agreement.

Section 2.  Picket Lines

         No employee covered by this Agreement shall be compelled to cross any primary and legal picket lines approved by the Union where to do so would involve injury or threat to his person, and shall not be disciplined for such action. The Union agrees to notify the Employer whenever any of its members notify then that they will exercise any rights under this section agrees that the Employer will be given the opportunity to deliver or arrange for the delivery of anything in its physical possession or pick-up or arrange to receive any specific thing that its services are already ordered for or receive up to midnight of the day of the notification.

 Section 3.  Substitute Provision Conformity to Law Saving Clause

         A. If any provision or the enforcement or performance of any provision of this Agreement is or shall at any time be contrary to law, then such provision shall not be applicable or enforced or performed, except to the extent permitted by law. If at any time thereafter such provision or its enforcement or performance shall no longer conflict with the law, then it shall be deemed restored in full force and effect as if it has never been in conflict with the law.

         B. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by virtue of legislative or judicial action, the remainder of this Agreement, or the application of such provision to other persons or circumstances, shall not be affected thereby.

         C. If any provision of this Agreement is invalidated or the enforcement of any provision is enjoined by a Court of competent jurisdiction, the parties shall meet for the purpose of agreeing upon a substitute provision. If they are unable to agree, the matter shall constitute a complaint, dispute, or grievance and shall be referred to arbitration pursuant to the terms and provisions of this Agreement. The arbitrators are given the express power to draft a substitute provision in the light of the relationships existing between the parties and such substitute provision shall be deemed incorporated in this Agreement in lieu of such invalidated provision.


Section 4.  Leave of Absence

         A. By written Agreement between the Employer and the Union, leaves of absence may be granted to employees for attendance at schools, promotion to a position with the Employer not within the bargaining unit, or for service as an employee of the Union without loss of seniority or position on the roster. Any such leave of absence shall be for a period not in excess of three (3) months, subject to renewal or extension for like periods by written Agreement between the Employer and the Union, except that a leave of absence granted for service as an employee of the Union shall be co-extensive with the duration of such service.

         B. Upon the return from the leave of absence granted under Section 6
(A) above, or upon return from a leave of absence on account of illness, the employee involved, if fully competent shall be returned to his former position without loss of seniority or other rights or privileges and with any promotion to which he or she would have been entitled but for such leave, except that no employee on such leave shall receive any of the benefits provided for in this Agreement during the period of such leave.

           C. Any employee shall be granted a leave of absence, with out pay, upon written request, upon mutual consent of the Employer and the Union, provided that such consent is in written form and provided that such leave is not an excess of thirty (30) days. Extensions shall be granted upon written consent between the Employer and the Union.



Section 5.   Union Representation

         Authorized representatives of the Union shall be permitted to visit the Employer's premises during working hours, for the purpose of adjusting grievances and observing that the terms and conditions of this Agreement are being observed, provided the same does not interfere with work in progress.

          Section 6. Should any questions arise between the parties hereto with respect to the meaning and application of any of the provisions of the agreement, there shall be no suspension of work of any kind on account of such questions, but all such questions shall be settled in the manner provided for by
Article 2 hereof.

                                    ARTICLE 8
                          SAFETY, HEALTH AND SANITATION

         Section 1. Whenever an employee has been injured on the job and a doctor determines that the employee is thereby unable to complete the day's work, he shall receive a four (4) hours pay if he worked less than four hours that day. In the event that an employee injured on the job and has worked four
(4) hours or more he or she will be entitled to eight (8) hours pay not to exceed eight (8) hours. In the event that an employee is injured on the job required medical attention as result thereof and is unable to proceed by himself to a doctor or hospital, the Employer shall furnish transportation to a doctor or hospital, whenever possible or upon a doctor's directive.

         Section 2. The Employer shall maintain a minimum of one (1) F.R.A. approved first aid kit in each locomotive and a minimum of one in each facility.


         Section 3. The Employer agrees to provide and maintain sanitary change rooms for employees. The change room will have adequate locker space, with washbasins and fully equipped toilet facilities specifically including sufficient toilet paper, soap and hand towels. All toilets and washrooms shall be kept in a clean and sanitary condition properly heated and ventilated. In addition, the Employer agrees to furnish artificially cooled water and sanitary fountains. The employer shall have until January 1, 2002 to meet this criteria.

         Section 4. The Employer shall insure that there be an adequate supply of life saving gear on dock facilities. This shall include life rings and life jackets.

         Section 5. It is the employee's responsibility to care of any equipment, including radios, reflective radio belts, and holsters supplied by the Company. Employees are responsible for equipment in his or her care and shall be charged their replacement cost through employee fault or neglect.

         Section 6. All fire extinguishers shall be maintained and refilled according to code.

         Section 7. Flashlights shall be provided to all employees along with replacement batteries, if the Company determines such equipment is needed.

         Section 8. The Company and employees shall meet periodically to discuss safety and health issues.

         Section 9. It is agreed that the prevention of industrial accidents is essential to the welfare of both the employee and the Company.

         Section 10. The Company agrees to make provisions for the safety and health of all its employees, and shall determine regulations covering safety, fire prevention, sanitation and health, which safeguards the interest of the Company and its employees. The Company will comply with the requirements of local, state and federal regulations.

         Section 11. The Union agrees to cooperate fully with the Company in the interest of safety and health of the employees, and in the enforcement of all safety regulations, as well as the prompt reporting of any injury.

         Section 12. Each employee, as a condition of employment, will adhere to all safety instructions and utilize at all times the required personal protective clothing, equipment, tools, etc. which shall be provided by the Company.

         Section 13. The Union and the Employer agree to establish a committee comprised of the union side, which consists of a Conductor, an Engineer and a Union Official. The Employer will assign two (2) members of Management and an Agent of the Employer. This committee will meet periodically when needed to discuss the yard and float operations.


                                    ARTICLE 9
                                  JURY SERVICE


         Employees selected for jury duty shall be provided with a maximum of one (1) week salary, at the straight time of pay, regardless of the duration of jury duty.


                                   ARTICLE 10
                                MILITARY SERVICE


         The Employer shall provide the employee with unpaid leave and re-instatement rights as required by Federal, State and local laws.

                                   ARTICLE 11
                                BEREAVEMENT TIME


         In the event of the death of the employee's mother, father, spouse, and child said employee shall be entitled to three (3) working days off with pay at his or her straight time of pay. One (1) day off with pay at his or her straight time of pay for sister, brother, Mother-in-law and Father-in-law.


                                   ARTICLE 12
                            FAMILY MEDICAL LEAVE ACT


         Section 1. The employer will abide by the Family and Medical Leave Act of 1993, where applicable.


                                   ARTICLE 13
                               GENERAL PROVISIONS
..

         Section 1. For the purpose of protecting the job security of the employees, the Employer shall furnish the Union with a complete seniority list on request, which shall set forth the classification and rate of pay for each employee and shall notify the shop steward of any permanent changes thereof.

         Section 2. Any overtime work that is routine work of personnel covered by this Agreement, shall be performed by the person or persons from that job classification when there are no extra board employees available. Overtime shall be offered to the employees at the location where required on a seniority basis. Prior to overtime being offered, the Employer shall have the right to give employees work who have worked thirty two (32) hours or less.

         Section 3. Supervisors, foreman and/or Employer shall perform no work, which is normally done by the personnel covered by the Agreement except temporary work of an emergency nature.

         Section 4. The Employer agrees to establish a Labor/Management Committee to meet and discuss shop problems when needed.

         Section 5. There shall be a ten (10) minute coffee break for every four
(4) hours worked. There shall be a thirty (30) minute meal break for every eight hours worked.

         Section 6. The employer has the right to call an employee for service and if the employee works less than two (2) hours the employee will be paid for four (4) hours, if the employee is called for service and works more than two
(2) hours the employee will be paid for eight (8) hours.


                                   ARTICLE 14
                                 CONTRACTING OUT


         There shall be no contracting out of work which is customarily performed by the collective bargaining unit employees unless all employees of the Employer who are available for employment are employed and the Employer is unable to obtain qualified employees from the Union.

         Collective bargaining unit members who work outside of their job classification shall be paid the rate of pay for the position worked.


                                   ARTICLE 15
                                 SAVINGS CLAUSE


         In the event that any provisions or compliance by the Employer or the Union with any provision, in the Agreement, shall constitute a violation of any law, then, and in such event, such provision, to the extent only that it is so in violation, shall be deemed ineffective and unenforceable, and shall be deemed severable from the remaining provisions which shall not be affected. The provision affected shall be re-negotiated by and between the Union and the Employer.

                                  ARTICLE 16
                            COMPANY SALES OR TRANSFER


         The Employer shall arrange to have the Union representative meet with the prospective employer so that the new employer can familiarize himself with the existing contract with the Seafarers International Union of North America, Atlantic, Gulf, Lakes And Inland Waters District, AFL-CIO. The present Employer shall meet all his contractual obligations to the Union on behalf of his employees, and the Union will require the new employer to co-sign the existing Agreement until its expiration so that all the new employee's vacation, pension, welfare and seniority benefits are retained unless there is a hostile takeover of the Company.


                                   ARTICLE 17
                                 SUBSTANCE ABUSE


         The Company and the Union shall negotiate a policy that is consistent with the law and comply with FRA Rules and Regulations.


                                   ARTICLE 18
                            JOB POSTING AND SELECTION


         Section 1. When a job vacancy occurs, the Company will post a notice on the Bulletin Board for a period of five (5) consecutive working days, giving all employees an opportunity to make an application for the job by submitting their names, in writing, to the Company.

         The Job Posting Notice will show the classification, current straight time hourly rate, and location of the job vacancy. All posted vacancies shall be filled by the senior qualified bidder.

         Employees who have bid on a posted job shall be notified to whom the job was awards by a notice on the Bulletin Board at the time clock within one
(1) week from the closing date of original posting. The successful bidder will be transferred as soon as circumstances permit. During the bidding period, the Company may make a temporary assignment to fill the posted vacancy.

         An employee bidding into another classification must be able to satisfactorily demonstrate competent performance.

         Employee bidding on a job posting will retain that bid until the first successful bidder becomes qualified in the new position. Should, for any reason, the successful bidder return to his former position, the second senior bidder will be awarded the job, and so forth, until all bidders have been awarded the job.

         Section 2. The qualifications for selection of employees for posted jobs will be based upon seniority, qualifications, fitness; ability to fill the job requirements as demonstrated, if need be, through the appropriate tests. Whenever qualifications, fitness and ability are equal, seniority prevails. Employees have the right to appeal through the grievance procedure.

                                   ARTICLE 19
                                      WAGES


Section 1. Rates of Pay.

                       2001          2002      2003       2004      2005

Conductor             $17.25       $17.76     $18.29      $18.85    $19.42

Engineer              $16.67       $17.17     $17.68      $18.21    $18.76

Brakemen              $13.77       $14.18     $14.60      $15.04    $15.49

Bridgemen/Utility     $12.00       $12.36     $12.73      $13.11    $13.50

Trackmen              $12.00       $12.36     $12.73      $13.11    $13.50

Utility Men           $11.00       $11.33     $11.66      $12.01    $12.37


      All employees will be paid the rate of pay for the position they worked.

Section 2. There shall be a three (3) hour call in notice.


Section 3.  Overtime.

         Overtime will be paid at the rate of one and one-half (1 1/2) times the straight hourly rate shall be paid for all work in excess of eight (8) hours per day and 40 hours per week.

                                   ARTICLE 20
                                    VACATION


         Section 1.  Vacation Schedule.


                   2001-2002     2002-2003      2003-2004         2004-2005


1-2 years           5 days         5 days         5 days            5 days

2-5 years          10 days        10 days        10 days           10 days

5-10 years         12 days        12 days        15 days           15 days

10 years or more   15 days        18 days        18 days           18 days

            (A workday is Monday through Friday as per this section.)


         Section 2. All Employees must use all their vacation time during their work year. There will be no carry over or payment in lieu of unused vacation.

         Section 3. Employees requesting vacation must provide at least thirty
(30) days notice of their intention to use their allotted vacation time.

         Section 4.  All vacations shall be given by seniority.

         Section 5. All bargaining unit employees shall not take their vacations at the same time unless approved, in writing, by the Employer.

           Section 6. Employees must have at least one hundred and eighty five days worked in the previous calendar year to earn vacation time.

                                   ARTICLE 21
                                    HOLIDAYS


         Section 1.  Holidays to be observed are listed below:

New Year's Day                              Labor Day
Martin Luther King's Birthday               Thanksgiving
President's Day                             Day after Thanksgiving
Memorial Day                                Christmas Eve Day
Independence Day                            Christmas Day


         Section 2. If any of the above mentioned holidays fall within the vacation period, such holiday shall be counted in addition to vacation pay.

         Section 3. Employees who have accepted assignments to work on a holiday and then fail to report for and perform such work without reasonable excuse shall not receive pay for the holiday.

         Section 4. Employees must work or be available the day before and the day after the holiday to qualify for holiday pay.

         Section 5. If an employee is required to work the above noted holidays he or she shall be paid at the double time rate of pay. In addition, if he or she has worked the holiday after receiving forty (40) hours, the rate shall be double time and a half the rate of pay.

                                   ARTICLE 22
                                 VALIDITY CLAUSE


           Section 1. Any provisions of this Agreement which are, or hereafter may be, in conflict with the provisions of any laws or lawful or governmental regulations are, and shall be, modified or suspended but only to the extent and for the period during which such conflict may exist.


                                   ARTICLE 23
                                      TERM


         This Agreement shall be in full force and effect from 12:01 a.m. of the 1st day of August, 2001 and shall terminate at midnight of the 31st day of July, 2005.

         Thereafter, it shall continue for one (1) year, and so on, from one (1) year to the next, unless either party shall give the other party written notice by registered mail, at least sixty (60) days prior to the expiration of any term that it desires to modify or terminate or terminate the Agreement.


         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year aforesaid.


New York Cross Harbor Railroad             The Seafarers International Union
Terminal Corporation                       of  North America, AGLIWD, AFL-CIO

------------------------------              -------------------------


------------------------------              -------------------------


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                                       11

                               JOB CLASSIFICATIONS

         All employees are responsible for the complete knowledge of all aspects of their assigned jobs, all rules and regulations. Employees are responsible for their license and permits if required. Each employee must report to work on time and prepared for all assigned tasks. All employees must wear the proper clothing, boots, safety glasses and hearing protection. All employees must pass training and safety exams. All employees will be governed by NORAC Rules applicable to their craft.

BRIDGEMEN/UTILITY:

         Work on all aspects of the bridge operations including day to day maintenance of wenches, greasing the pulleys and cables. Proper lubrication of toggle boxes and pins making sure there is oil in the oil pan. Inspect the hatches on the water floats, including but not limited to leaks. On a daily basis he/she must fill out a daily inspection report and hand it to the operations manager. Sweeping off the floats. Responsible for the rack line when the float comes in. Must be sure that there is enough line when the float is departing. Must make sure floats are being tied up properly. Bridgemen/Utility will be responsible for all other assigned duties. In addition, when there is no bridge operation or maintenance the Bridgemen/Utility shall perform all work assigned to him or her.

         Bridgemen/Utility must be with the bridge if any inspections or work is being performed during weekdays, weekends or holidays.

BRAKEMEN/CONDUCTOR

         Make sure all switches are in proper order and greased. All derailers are in their proper positions. Must inspect tracks to detect any potential problems and report problems immediately. Check all car brakes. Inspect all cars entering to verify if they are empties or loads. Make sure the gate at Bush Terminal is secured after each float departs and open when each float arrives. Check that all floats are properly secured. Make sure all gates are closed at the end of the day.

         Supervise the switching, loading/unloading, breaking or making up of the trains. Travel with the train on its assigned route. Assist and instruct crew to couple and uncouple cars, throw switches and make minor repairs to rail cars, including replacing heavy couplings or air brake hoses. Requires walking long distances over uneven terrain. Receive and review instructions from yard masters and operations manager. Discuss instructions with fellow brakemen and engineer. Make sure all regulations are complied with. Make sure all switch lists, time slips, delay and accident reports are handed in promptly. Any required reports are completed in a timely manner.

         FLOATING PROCEDURE:

         Brakemen and conductors are responsible for the bridging of floats. Taking out pins when bridging . Making sure all four lines are secure. Making sure the rack line is secure.
         Taking brakes off the cars when loading and pulling the float. Verifying all orders with brakemen and engineer. Discuss how to pull and load the float.

ENGINEER:

         Inspect the engine before beginning a shift and before leaving for the day. Turn in a completed locomotive inspection report at the end of the day. Verify that the conductor has performed a transfer terminal and yard brake test. Do all routine maintenance required, including but not limited to the bleeding the air tanks daily; check lube oil, journal boxes, water and fuel levels. Verify that the conductor and brakemen have properly positioned all switches and de-railers for the day. Engineers are in charge with safe movement of both engines and cars. Engineers while on duty must have their valid licenses in their possession along with operating rules.

TRACKMEN:

         Responsible for all aspects of MOW, including the clean up and securing all equipment. Repair air brakes and other rail car items, which we can charge for. Responsible for checking all cars handled by the railroad. All problems should be reported immediately to their supervisor. Going in to hatches to inspect the floats and the pontoon, including checking for leaks. Responsible for all welding and repairing. The bridges are to be checked for any potential problems and filling out all inspection reports. Verifying the integrity of the wench and rack lines. Responsible for pulling and spraying weeds, and to clean up all the facilities.

UTILITY MEN:

         Shall perform any and all work assigned, for example, general maintenance work and clerical.

                                    APENDIX A

         IT IS HEREBY UNDERSTOOD AND AGREED by and between the United Industrial Workers, Service, Transportation, Professional, and Government of North America of the Seafarers International Union, Atlantic, Gulf, Lakes and Inland Waters District, AFL-CIO, (hereinafter called the "Union") and New York Cross Harbor Railroad Terminal Corporation, (hereinafter called the "Company").

Section 1.  United Industrial Workers Health and Benefits Plan

          Effective August 1, 2001 through July 31, 2005 the Company shall pay $
541.15 per month to the United Industrial Workers Health and Benefits Plan for each employee of the Company who works at least one (1) hour in a bargaining unit position. Although the Company is obligated to remit contributions on behalf of new employees, it is not required to remit the contributions for an employee's first month of employment to the Welfare Fund until such employee completes one (1) month on the job; unless state law requires disability coverage to take effect upon the first day of employment, in which case the company must remit contributions for all employees beginning with their first month on the job. Contributions shall also be remitted for those employees not working while receiving disability benefits or workers' compensation; or who are absent pursuant to an approved leave of absence or vacation leave.

         Payment shall be remitted monthly to the Plan's billing office, and are due no later than the 10th day of each month for the current month, except for contributions on behalf of new employees. Payment should be remitted to:
Manpower Monitoring Office, 5201 Auth Way, Camp Springs, MD 20746. The Company shall remit two (2) months of contributions on behalf of all new employees during such employees' second month on the job. Payments are to be accompanied by a written list showing the names and social security numbers of the employees. The Company's contributions to the fund shall be held, managed and administered in accordance with the current trust document of the United Industrial Workers Health and Benefits Fund, or as the document may hereinafter be amended.

         The Company agrees to furnish to the Plan all information pertaining to names of employees, social security numbers, family status, new employees hired, termination of employees, and other information as may be required by an underwriting insurance company or by the Plan for the proper administration thereof. The Company's payroll and other pertinent records as above indicated may be examined by the Union or the Plan, or their representatives on demand at any reasonable hour, after due notice. Where state disability, compensation or other laws requiring contributions by the Company and/or employees are not satisfied by the benefits of the Plan, the obligation of the Company and/or employees to make such contributions shall continue unimpaired and in addition to the foregoing contributions to the said Plan.

         By execution of the of this Agreement, the Company becomes a party and subscriber to the trust agreement establishing the aforesaid United Industrial Workers of North America Health and Benefits Plan, as amended, and acknowledges receipt of a copy of such agreement, as amended.

         Further, it is acknowledged that the Plan has the authority to establish procedures for the collection of contributions and for the recovery of delinquencies. Such measures may include, but are not hereby limited to, the right of the Plan to audit the Company financial records, the forfeiture of benefits to participants and other available remedies implemented by the Plan's trustees at their discretion.

         Section 2.  Arbitration concerning Payment to the Plans

         In order to avoid the necessity of litigation procedures, the parties agree that may questions concerning the payment of monies due to any of the UIW Plans may be submitted to arbitration in the County of Prince Georges, State of Maryland; or in the state and county where the Company is located. It is within the discretion of the Plan representative to choose between the two locations. The parties agree that the Plans are authorized to directly pursue all matters relating to payments of the Plans. In the event that the arbitration is conducted in the State of Maryland, this agreement to arbitrate shall be valid and enforceable in accordance with the Annotated Code of Maryland, Courts and Judicial Proceedings, Title 3, Subtitle 2.

         Either the Plan or any Company which has a question concerning the payment of contributions, interest, or other monies due to the Plans shall set forth the question or questions in a written Demand for Arbitration, which shall be served upon the opposing party by Certified Mail, Return Receipt Requested. Within five (5) days after receipt of the Demand for Arbitration, the parties shall cause a copy of such demand to be served upon John Sands, Esq., 55 Park Street, Montclair, NJ 07042; Beverly Gross, 525 West End Avenue, Suite 12 A, New York, NY 10024; or Alan Viani, 240 Judson Avenue, Dobbs Ferry, NY 10522; all of whom are permanent impartial Arbitrators. The Arbitrator selected shall arrange for a hearing upon the question or questions submitted at the earliest convenience of the Arbitrator. The Arbitrator shall notify the parties of the date, time and place of the hearing at least seven (7) days prior to the scheduled date.

         The Arbitrator shall have the authority to award the unpaid contributions with interest thereon and an amount equal to the greater of interest on the unpaid contributions or liquidated damages in the amount of twenty (20%) percent. Interest shall be computed at a reasonable rate. In the event that the permanent Arbitrator is unable to hear and determine the question within a reasonable time after his/her receipt of the demand, he/she may designate another Arbitrator to hear and determine the question in his/her place an stead.

         In the event that the parties are in agreement as to all the facts bearing upon the question, they may submit the issue to the Arbitrator by a written stipulation of facts and they may agree to waive a formal hearing. Any waiver of hearing shall be executed in writing by the parties. The failure of any party to attend an arbitration hearing as scheduled by the Arbitrator shall not delay said arbitration, and Arbitrator is authorized to proceed to take evidence and to issue an award as though such party were present.

         The Arbitrator shall not have the authority to alter in any way the terms and conditions of the Agreement or the various applicable Agreements and Declarations of Trust. The award of the Arbitrator shall be in writing and shall be sworn to and may be issued with or without an opinion. The Award shall be issued within seven (7) days of the hearing or submission of stipulated facts, if the latter procedure is agreed upon, and shall be final, binding and enforceable by any court of competent jurisdiction. Any extension of time for the rendering of the Arbitrator's award must be mutually agreed upon by the parties. In the event the Company is delinquent in its payment to the Plans, the Company is responsible for the payment of the fees and expenses of the Arbitrator. If the arbitration involves a disputed payment to the Plans, the cost of the arbitration shall be equally shared between the parties.


         This Appendix A and Agreement shall be incorporated in and made part of the Collective Bargaining Agreement between the Union and the Company.




Dated: __________________________



FOR THE COMPANY:                    FOR THE UNION:

New York Cross Harbor Railroad      United Industrial Workers, Service,
Terminal Corporation                Transportation, Professional, and
                                    Government of North America of the Seafarers
                                    International  Union  of  North
                                    America, AFL-CIO

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                                       14